SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                  -------------
                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                   ------------------------------------------
                          FIRST NATIONAL BANK OF OMAHA
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                       47-0259043
                                                                (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL CENTER, OMAHA, NEBRASKA                            68102-1596
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                          FIRST NATIONAL BANK OF OMAHA
                            ONE FIRST NATIONAL CENTER
                           OMAHA, NEBRASKA 68102-1596
                         ATTN: JAMES MORAN (402)633-7404
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                  --------------------------------------------
                                  INACOM CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              47-0681813
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

10810 FARNAM DRIVE                                                         68154
OMAHA, NEBRASKA                                                       (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                     6% CONVERTIBLE SUBORDINATED DEBENTURES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  -------------------
                  INFORMATION AS TO THE TRUSTEE:
                  (A)       NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.,
                  Federal Deposit Insurance Corporation,
                  Washington, D.C., The Board of governors of the Federal Reserve System, Washington, D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
                  -----------------------------
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16.          LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
                  ----------------
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.

                  2. A copy of the certificate of authority of the trustee to commence business.

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.

                  4.       A copy of the existing by-laws of the trustee.

                  5.       Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not Applicable.

                  9.       Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First National Bank of Omaha, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Omaha and State of Nebraska, on the 9th day of September, 1996.

         FIRST NATIONAL BANK OF OMAHA,
         TRUSTEE

         BY       /S/  JOHN E. LENIHAN

                  JOHN E. LENIHAN
                  TRUST OFFICER

                THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                          FIRST NATIONAL BANK OF OMAHA


     FIRST: The title of this Association, which shall carry on the business of banking under the laws of the United States shall be FIRST NATIONAL BANK OF OMAHA.

     SECOND: The place where the main banking house or office of this Association shall be located, its operations of discount and deposit carried on, and its general business conducted, shall be Omaha, County of Douglas and State of Nebraska.

     THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the votes to which all of its shareholders are at the time entitled to vote at any annual or special meeting thereof. Each Director shall own stock of the Association or of a holding company controlling the Association, with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person becomes a Director, or (iii) the date of that person's most recent election to the Board of Directors, whichever is more recent. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The Board of Directors, in any year between Annual Meetings of shareholders, may by the vote of a majority of the full Board increase the number of Directors by not more than two, and may appoint Directors to fill the vacancies thereby created.

     FOURTH: The regular Annual Meeting of the shareholders of this Association shall be held at its main banking house or other convenient place duly authorized by the Board of Directors on such day of each year as is specified therefor in the By-Laws, at which meeting a Board of Directors shall be elected; but, if no such election shall be held on that day, it may be held on any subsequent day, in accordance with the provisions of the banking laws of the United States.

     FIFTH: The amount of capital stock of this Association shall be FIVE MILLION THREE HUNDRED THIRTY THOUSAND NINETY AND NO/100 DOLLARS ($5,330,090.00), divided into One Million Sixty-Six Thousand Eighteen (1,066,018) shares of common stock of the par value of FIVE AND NO/100 DOLLARS ($5.00) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

     If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

     If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholder, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

     SIXTH: There shall be an Executive Committee consisting of not less than three nor more than five Directors elected by the shareholders at the election of Directors. The Executive Committee shall have authority to elect and dismiss officers, fix their salaries, define their duties and the manner in which the affairs of the Association shall be conducted. The Executive Committee shall have power to authorize the seal of the Association to be affixed to all papers which may require it. Any vacancy in the Executive Committee shall be filled by the remaining members of the Executive Committee until the next election by the shareholders.

     SEVENTH: The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Omaha, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH: This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until its affairs be placed in the hands of a receiver and finally wound up by him.

     NINTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time:
Provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders' meeting, at which an Amendment to the Articles of Association of this Association is to be considered, shall be given as herein above set forth.

     TENTH: Any person may be indemnified or reimbursed by the Association for reasonable expenses actually incurred by him in connection with any suit or proceeding to which he is made a party by reason of his being or having been a director, officer or employee of the Association: PROVIDED, HOWEVER, that no person shall be so indemnified or reimbursed in relation to any action, suit or proceeding in which he shall finally be adjudged guilty of, or found liable for, gross negligence, willful misconduct or criminal acts: and

     PROVIDED, FURTHER that no person shall be so indemnified or reimbursed in relation to any action, suit or proceeding which has been made the subject of a compromise settlement, except with the approval of the holders of record of a majority of the outstanding shares of said Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law.

     RESTATED to reflect amendments through November 28, 1995.

                              TREASURY DEPARTMENT      )
                                 Office of             ) ss:
                          Comptroller of the Currency  )

     I, Dean E. Miller, Deputy Comptroller for Trust and Securities, do hereby certify that the records in this Office indicate that on May 5, 1919, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) granted to the "First National Bank of Omaha", Omaha, Nebraska the right to act, when not in contravention of state or local law, as trustee, executor, administrator, and registrar of stocks and bonds. On February 14, 1929 the bank was granted the authority to act as guardian of estates, assignee, receiver, committee of estates of lunatics or in any other fiduciary capacity in which state banks, trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the State of Nebraska. The authority granted remains in full force and effect.

     Authority to grant trust powers to national banks was, under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, transferred from the Board of Governors of the Federal Reserve System to the Comptroller of the Currency. Section 2 of the Act states in Part: "Nothing contained in this Act shall be deemed to affect or curtail the right of any national bank to act in fiduciary capacities under a permit granted before the date of enactment of this Act by the Board of Governors of the Federal Reserve System, nor to affect the validity of any transactions entered into at any time by any national bank pursuant to such permit. . ."


           IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal of Office of the Comptroller of the Currency to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia this twenty-ninth day of June 1983.

                               /s/ DEAN E. MILLER
                                 Dean E. Miller
                               Deputy Comptroller
                            for Trust and Securities

                                RESTATED BY-LAWS
                                       OF
                          FIRST NATIONAL BANK OF OMAHA

                                       I.

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

The regular annual meeting of the shareholders of this Bank for the election of Directors and the transaction of such other business as may properly come before said meeting, shall be held on such day during the first one hundred eighty days (180 days) of the year as the Directors may select and designate. It shall be the duty of the Board of Directors to appoint three Directors or employees of the Bank to be judges of said election, who shall hold and conduct the same and who shall, after the election has been held, notify under their hands the Cashier of the Bank of the result thereof and the names of the Directors elect.

Notice of such meeting shall be given in such manner as may be required by the laws of the United States pertaining to national banks or by the Regulations of the Comptroller of the Currency.

If for any cause the annual election of directors is not held on the date fixed in these Bylaws, the directors in office shall order an election to be held on some other day, of which special election notice shall be given in accordance with the requirements of Section 5149, United States Revised Statutes, judges appointed, returns made and recorded, and the directors elect notified according to the foregoing provisions of these Bylaws.

                                       II.

                                    OFFICERS
                                    --------
The officers of the Bank shall be a President and a Cashier and such other officers as from time to time may appear to the Executive Committee to be required or desirable for the conduct of the affairs of the Bank, which officers shall be appointed by the Executive Committee and by which Committee their several duties shall be prescribed.

                                      III.

                                 CORPORATE SEAL
                                 --------------
The following is an impression of the Seal adopted by the Board of Directors of this Bank.

                                       IV.

                            TRANSFERS AND CONVEYANCES
                            -------------------------

All transfers and conveyances of real estate and all contracts and leases shall be made by the Association under Seal in accordance with the orders of the Board of Directors and shall be signed by the President or any member of the Executive Committee and attested by the Cashier, or any operations officer.

All assignments of mortgages and trust deeds, and all releases of mortgages and deeds of reconveyance shall be executed under the Seal of the Association by any Member of the Executive Committee, any Executive Vice President, Senior Vice President, or Vice President, or any person so designated by resolution, and shall be attested to by any Member of the Executive Committee, any Executive Vice President, Senior Vice President, or Vice President, or any person so designated by resolution.

                                       V.

                                INCREASE OF STOCK
                                -----------------
Whenever an increase of stock shall be determined upon in accordance with law, it shall be the duty of the Board of Directors to notify all shareholders of the same and to cause a subscription to be opened for such increase of capital. In the increase of capital, each shareholder shall have the privilege of subscribing for such number of shares of the new stock as he may be entitled to subscribe for according to his existing stock in the Bank. If any shareholder shall fail to subscribe for the amount of stock to which he may be entitled, the Board of Directors may determine what disposition shall be made of the privilege of subscribing for the unsubscribed stock.

                                       VI.

                              MEETINGS OF DIRECTORS
                              ---------------------
The regular meeting of the Board of Directors shall be held on the third Wednesday of each month. When any regular meeting of the Board of Directors falls upon a holiday, meetings shall be held on the following day. Special meetings may be called by the President, any member of the Executive Committee, or at the request of a majority of the Board of Directors.

A majority of all Directors is required to constitute a quorum to do business. Should there be no quorum at any regular or special meeting, the members present may adjourn from day to day until a quorum is in attendance. In the absence of a quorum no business shall be transacted.

                                      VII.

                          STOCK AND STOCK CERTIFICATES
                          ----------------------------
The stock of the Bank shall be assignable and transferable only on the books of the Bank, subject to the restrictions and provisions of the laws of the United States pertaining to national banks. A transfer book shall be provided in which all assignments and transfers of stock shall be made.

                                      VIII.

                                   COMMITTEES
                                   ----------
The Executive Committee may appoint from time to time such Committees of one or more Directors for such purposes and with such powers as the Executive Committee may determine.

                                       IX.

                              AMENDMENTS TO BYLAWS
                              --------------------
These Bylaws may be changed or amended by the vote of a majority of the members of the Board of Directors at any regular meeting or at any special meeting called for that purpose.

                                       X.

                               EXECUTIVE COMMITTEE
                               -------------------
The Executive Committee shall have authority to elect and dismiss officers, fix their salaries, define their duties, and the manner in which the affairs of the Association shall be conducted. The Executive Committee shall have power to authorize the seal of the Association to be affixed to all papers which may require it.

                                       XI.

                                 INDEMNIFICATION
                                 ---------------
Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for any negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

Section 4. Any indemnification under Sections 1 and 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard or conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 5. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

Section 6. Nothing contained in this Article shall limit the corporation's ability to reimburse expenses incurred by a director, officer, employee or agent of the corporation in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7. Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such meeting.

RESTATED to reflect amendments through April 17, 1996.

                           THE CONSENT OF THE TRUSTEE
                         REQUIRED BY 321(b) OF THE ACT

     First National Bank of Omaha, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached, does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor in accordance with the provisions of 321(b) of the Trust Indenture Act of 1939.

                                                FIRST NATIONAL BANK OF OMAHA


September 9, 1996                            BY: /s/ JOHN E. LENIHAN
- -----------------                               --------------------
    Date                                         John E. Lenihan
                                                 Trust Officer

Legal Title of Bank:                FIRST NATIONAL BANK OF OMAHA           Call Date:  6/30/96  ST-BK:  31-2730  FFIEC 032
Address:                            16TH AND DODGE STREETS                                                       Page RC-1
City, State  Zip:                   OMAHA, NE  68102
FDIC Certificate No.:               05452


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet



                                                                                                                    C300
                                                 Dollar Amounts in Thousands................      RCON    Bil   Mil    Thou
- ----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.    Cash and balances due from depository institutions (from Schedule RC-A):
        a.  Noninterest-bearing balances and currency and coin(1)...........................      0081              203,852     1.a.
        b.  Interest-bearing balances(2)....................................................      0071                    0     1.b.
  2.    Securities:
        a.  Held-to-maturity securities (from Schedule RC-B, column A)......................      1754              401,648     2.a.
        b.  Available-for-sale securities (from Schedule RC-B, column D)....................      1773              100,846     2.b.
  3.    Federal funds sold and securities purchased under agreements to resell:
        a.  Federal funds sold                   ...........................................      0276               33,090     3.a.
        b.  Securities purchased under agreements to resell.................................      0277                    0     3.b.
  4.    Loans and lease financing receivables:
        a.  Loans and leases, net of unearned income
            (from Schedule RC-C)                                 RCON  2122   2,153,873.....                                    4.a.
        b.  LESS:  Allowance for loan and lease losses           RCON  3123      42,208.....                                    4.b.
        c.  LESS:  Allocated transfer risk reserve               RCON  3128           0.....                                    4.c.
        d.  Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus 4.b and 4.c).................................. 2125            2,111,665     4.d.
  5.    Trading assets (from Schedule RC-D)...................................................... 3545                    0       5.
  6.    Premises and fixed assets (including capitalized leases)................................. 2145               67,387       6.
  7.    Other real estate owned (from Schedule RC-M)............................................. 2150                    0       7.
  8.    Investments in unconsolidated subsidiaries and associated companies (from
          Schedule RC-M)......................................................................... 2130                4,233       8.
  9.    Customers' liability to this bank on acceptances outstanding............................. 2155                  329       9.
 10.    Intangible assets (from Schedule RC-M)................................................... 2143                    0      10.
 11.    Other assets (from Schedule RC-F)........................................................ 2160               86,974      11.
 12.    Total assets (sum of items 1 through 11)................................................. 2170            3,010,024      12.

- -----------------
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.

Legal Title of Bank:     FIRST NATIONAL BANK OF OMAHA                           Call Date:  6/30/96  ST-BK:  31-2730  FFIEC 032
Address:                 16TH AND DODGE STREETS                                                                       Page RC-2
City, State  Zip:        OMAHA, NE  68102
FDIC Certificate No.:    05452
Schedule RC--Continued

                                                 Dollar Amounts in Thousands................      RCON    Bil   Mil    Thou
- ----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13.    Deposits
        a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E).......      2200        2,601,589     13.a.
            (1) Noninterest-bearing(1)...........RCON  6631             387,796.............                                13.a.(1)
            (2) Interest-bearing.................RCON  6636           2,213,793.............                                13.a.(2)
        b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs...................
            (1) Noninterest-bearing.........................................................
            (2) Interest-bearing............................................................
 14.    Federal funds purchased and securities sold under agreements to repurchase:
        a.  Federal funds purchased.........................................................      0278          108,561     14.a.
        b.  Securities sold under agreements to repurchase .................................      0279            5,714     14.b.
 15.    a.  Demand notes issued to the U.S. Treasury........................................      2840            3,007     15.a.
        b.  Trading Liabilities (from Schedule RC-D)........................................      3548                0     15.b.
 16.    Other borrowed money:
        a.  With a remaining maturity of one year or less ..................................      2332                0     16.a.
        b.  With a remaining maturity of more than one year.................................      2333                0     16.b.
 17.    Mortgage indebtedness and obligations under capitalized leases......................      2910            6,445     17.
 18.    Bank's Liability on acceptances executed and outstanding............................      2920              329     18.
 19.    Subordinated notes and debentures...................................................      3200           75,000     19.
 20.    Other Liabilities (from Schedule RC-G)..............................................      2930           38,969     20.
 21.    Total Liabilities (sum of items 13 through 20)......................................      2948        2,839,614     21.

 22.    Limited-Life preferred stock and related surplus....................................      3282                0     22.
EQUITY CAPITAL
 23.    Perpetual preferred stock and related surplus.......................................      3838                0     23.
 24.    Common stock........................................................................      3230            5,330     24.
 25.    Surplus (exclude all surplus related to preferred stock)............................      3839            9,867     25.
 26.    a.  Undivided profits and capital reserves..........................................      3632          155,571     26.a.
        b.  Net unrealized holding gains (losses) on available-for-sale securities..........      8434             (358)    26.b.
 27.    Cumulative foreign currency translation adjustments.................................
 28.    Total equity capital (sum of items 23 through 27)...................................      3210          170,410     28.
 29.    Total Liabilities, Limited-Life preferred stock, and equity capital
        (sum of items 21, 22, and 28).......................................................      3300        3,010,024     29.


Memorandum
To be reported only with the March Report of Condition.
  1.    Indicate in the box at the right the number of the statement below that best describes the
        most comprehensive level of auditing work performed for the bank by independent external                        Number
        auditors as of any date during 1995.................................................      RCON  6724       N/A         M.1.


 1 =  Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other ex-
      with generally accepted auditing standards by a certified          ternal auditors (may be required by state chartering
      public accounting firm which submits a report on the bank          authority)
 2 =  Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
      conducted in accordance with generally accepted audit-             auditors
      ing standards by a certified public accounting firm which      6 = Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company               auditors
      (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
 3 =  Directors' examination of the bank conducted in accor-         8 = No external audit work
      dance with generally accepted auditing standards by a
      certified public accounting firm (may be required by state chartering authority)
- -------------------
(1)    Includes total demand deposits and noninterest-bearing time and savings deposits.
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